EXECUTION COPY
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 22, 2011 (this “Amendment”), to the Existing Credit Agreement (such capitalized terms and other capitalized terms used in this preamble and the recitals below shall have the meanings set forth in, or are defined by reference in, Article I below) is among GREIF, INC., a Delaware corporation (the “Company”), GREIF INTERNATIONAL HOLDING SUPRA C.V., a limited partnership (commanditaire vennootschap) incorporated and existing under the laws of The Netherlands with statutory seat in Amsterdam, The Netherlands (“Greif CV1”), GREIF INTERNATIONAL HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands (together with the Company and Greif CV1, the “Borrowers” and each, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
W I T N E S S E T H:
WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the L/C Issuer are parties to the Amended and Restated Credit Agreement, dated as of October 29, 2010 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to make the amendments to the Existing Credit Agreement set forth below.
NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“Amendment” is defined in the preamble.
“Amendment Effective Date” is defined in Article IV.
“Borrower” is defined in the preamble.

First Amendment to Amended and Restated
Credit Agreement

“Company” is defined in the preamble.
“Credit Agreement” is defined in the first recital.
“Existing Credit Agreement” is defined in the first recital.
“Greif CV1” is defined in the preamble.
SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.
ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT
Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II.
SECTION 2.1. Amendments to Article I.
SECTION 2.1.1. Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical places:
“Excluded Foreign Issuer” means any Specified Foreign Issuer that (a) is a special purpose, Wholly-Owned Subsidiary of the Company which has been or may be formed for the sole and exclusive purpose of engaging in activities in connection with the issuance of Specified Foreign Indebtedness; or (b) has incurred Specified Foreign Indebtedness in an aggregate principal amount not exceeding the Dollar Equivalent of €35,000,000; provided that, in either case, the terms of, and the definitive debt documentation with respect to, any Specified Foreign Indebtedness incurred by such Specified Foreign Issuer shall otherwise comply with the requirements of the Loan Documents, including as set forth in Section 7.13.
“First Amendment Effective Date” means June 22, 2011.
“Specified Foreign Indebtedness” means Indebtedness of a Foreign Subsidiary of the Company (including Indebtedness of the type described in clause (a) of the definition of “Specified Notes”) having a maturity not earlier than the date that is six months following the Maturity Date then in effect for the Revolving Credit Facility or the Term Facility, whichever occurs later.
“Specified Foreign Issuer” means, individually or collectively as the context may require, (a) any Foreign Subsidiary of the Company that issues Indebtedness of the type described in clause (a) of the definition of “Specified Notes”; and (b) each other Foreign Subsidiary of the Company (other than any Designated Borrower that is a Foreign Subsidiary) that issues Specified Foreign Indebtedness.

First Amendment to Amended and Restated
Credit Agreement

“Specified Notes” means, as the context may require, (a) Senior Notes to be issued by a Foreign Subsidiary of the Company within six months following the First Amendment Effective Date (or such later date as the Administrative Agent shall agree in its reasonable discretion, which in any event shall be no later than nine months following the First Amendment Effective Date), in an aggregate principal amount not to exceed €300,000,000 and having a maturity not earlier than six months following the Maturity Date for the Revolving Credit Facility or the Term Facility, whichever occurs later; or (b) Senior Notes to be issued by the Company, in lieu of the Senior Notes described in clause (a) above, within six months following the First Amendment Effective Date (or such later date as the Administrative Agent shall agree in its reasonable discretion, which in any event shall be no later than nine months following the First Amendment Effective Date), in an aggregate principal amount not to exceed the Dollar Equivalent of €300,000,000 and having a maturity not earlier than six months following the Maturity Date for the Revolving Credit Facility or the Term Facility, whichever occurs later.
SECTION 2.1.2. Section 1.01 of the Existing Credit Agreement is hereby amended by amending the following definitions in their entirety to read as follows:
“Senior Note Documents” means, collectively, (a) the Indenture, dated as of February 9, 2007, between the Company, as Issuer, and U.S. Bank National Association, as Trustee; (b) the Indenture, dated as of July 28, 2009, among the Company and U.S. Bank National Association; (c) the Indenture in respect of the Specified Notes; (d) the Senior Notes; and (e) all other agreements, instruments and other documents pursuant to which the Senior Notes have been or will be issued or otherwise setting forth the terms of the Senior Notes.
“Senior Notes” means, collectively, (a) the Company’s 6-3/4% Senior Notes due 2017, (b) the Company’s 7-3/4% Senior Notes due 2019 and (c) the Specified Notes.
SECTION 2.2. Amendments to Article VI. Sections 6.11(e) and (f) of the Existing Credit Agreement are hereby amended in their entirety to read as follows:
(e) Upon the date (i) of the formation or acquisition of any new Foreign Subsidiary that is a direct parent of a Designated Borrower that is a Foreign Subsidiary, (ii) on which any Foreign Subsidiary (other than Greif CV1 or Greif International Holding) becomes a Designated Borrower, or (iii) on which any Specified Foreign Issuer (other than an Excluded Foreign Issuer) incurs Specified Foreign Indebtedness, the Company shall (if it has not already done so), at the Company’s expense, within sixty (60) days (or such later date as the Administrative Agent shall agree in its reasonable discretion) after such date (but in any event no earlier than the Restructuring Effective Date), cause such Foreign Subsidiary to duly execute and deliver to the Administrative Agent, as applicable, (A) a Foreign Subsidiary Guaranty, guaranteeing the Obligations in accordance with the penultimate paragraph of this Section 6.11, and (B) a Foreign Security Agreement, securing payment of the Obligations in accordance with the paragraph immediately following clause (g) of this Section 6.11, including delivery of all instruments of the type specified in Section 4.01(a)(iii)).

First Amendment to Amended and Restated
Credit Agreement

(f) Within sixty (60) days (or such later date as the Administrative Agent shall agree in its reasonable discretion) of (i) the formation or acquisition of any new Subsidiary, (ii) the addition of a Designated Borrower under this Agreement or (iii) the issuance of Specified Foreign Indebtedness by a Specified Foreign Issuer (other than an Excluded Foreign Issuer), in each case as described in clauses (d) and (e) above, the Company shall deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request.
SECTION 2.3. Amendment to Article VII. Section 7.02(m) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
(m) Indebtedness, in addition to that referred to elsewhere in this Section 7.02, (i) constituting Specified Foreign Indebtedness, in a Dollar Equivalent principal amount not to exceed 10% of the Company’s Consolidated Tangible Assets; plus (ii) constituting other Indebtedness incurred by Foreign Subsidiaries, in a Dollar Equivalent principal amount not to exceed 5% of the Company’s Consolidated Tangible Assets; provided that the aggregate principal amount of the Indebtedness described in clauses (i) and (ii) above that may be secured under Section 7.01(i) shall not exceed $15,000,000;
ARTICLE III
CONDITIONS TO EFFECTIVENESS
This Amendment shall become effective on the date first written above (the “Amendment Effective Date”) when the following conditions have been met:
SECTION 3.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrowers and the requisite Lenders.
SECTION 3.2. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.04 of the Credit Agreement, if then invoiced.

First Amendment to Amended and Restated
Credit Agreement

SECTION 3.3. Amendment Fee. The Administrative Agent shall have received, for the ratable benefit of each Lender (that has delivered its signature page in a manner and before the time set forth below), a non-refundable fee in an amount equal to the lesser of (a) $10,000 and (b) 0.05% of the sum of (i) Total Outstandings and (ii) aggregate unused Revolving Credit Commitments, in each case as of the Amendment Effective Date, but payable only to each such Lender that has delivered (including by way of facsimile or email) its executed signature page to this Amendment to the attention of Michael Gaffney at Mayer Brown LLP, 214 N. Tryon Street, Suite 3800, Charlotte, North Carolina 28202, facsimile number: (704) 377-2033, email address: mgaffney@mayerbrown.com, at or prior to 5:00 p.m. (Eastern time) on June 20, 2011.
SECTION 3.4. Affirmation and Consent. The Administrative Agent shall have received, with counterparts for each Lender, a duly executed copy of an Affirmation and Consent, dated as of the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by each of the Loan Parties (other than the Borrowers).
SECTION 3.5. Other Documents. The Administrative Agent shall have received such other documents, agreements or information as the Administrative Agent, any Lender or counsel to the Administrative Agent may reasonably request.
ARTICLE IV
MISCELLANEOUS
SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.
SECTION 4.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 4.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

First Amendment to Amended and Restated
Credit Agreement

SECTION 4.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement, the Collateral Documents and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, the Collateral Documents or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement, the Collateral Documents or any of the Loan Documents.
SECTION 4.7. Representations and Warranties. To induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent and warrant to the Lenders on the Amendment Effective Date that no Default or Event of Default exists and all statements set forth in Section 4.02(a) of the Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

First Amendment to Amended and Restated
Credit Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

GREIF, INC.
By:	/s/ John K. Dieker
	Name:	John K. Dieker
	Title:	Vice President and Treasurer

GREIF INTERNATIONAL HOLDING SUPRA C.V.

By:	Greif CV-Management LLC, its general partner

By:	/s/ John K. Dieker
	Name:	John K. Dieker
	Title:	Treasurer

GREIF INTERNATIONAL HOLDING B.V.
By:	/s/ Gary R. Martz
	Name:	Gary R. Martz
	Title:	Director

First Amendment to Amended and Restated
Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Maurice Washington
	Name:	Maurice Washington
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

Bank of America. N.A., as a Lender
By:	/s/ Irene Bertozzi Bartenstein
	Name:	Irene Bertozzi Bartenstein
	Title:	Director

First Amendment to Amended and Restated
Credit Agreement

JPMorgan Chase Bank, N.A., as a Lender
By:	/s/ Dana J. Moran
	Name:	Dana J. Moran
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Marcel Fournier
	Name:	Marcel Fournier
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

CITIZENS BANK OF PENNSYLVANIA, as a Lender
By:	/s/ Philip R. Medsger
	Name:	Philip R. Medsger
	Title:	Senior Vice President

First Amendment to Amended and Restated
Credit Agreement

DEUTSCHE BANK AG CAYMAN ISLANDS, as a Lender
By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Director

First Amendment to Amended and Restated
Credit Agreement

U.S. Bank National Association, as a Lender
By:	/s/ Robert P. Anderson
	Name:	Robert P. Anderson
	Title:	VICE PRESEDENT

First Amendment to Amended and Restated
Credit Agreement

Wells Fargo Bank N.A., as a Lender
By:	/s/ John Brady
	Name:	John Brady
	Title:	Director

First Amendment to Amended and Restated
Credit Agreement

Fifth Third Bank, as a Lender
By:	/s/ Michael J. Schaltz, Jr.
	Name:	Michael J. Schaltz, Jr.
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

AgFirst Farm Credit Bank, as a Lender
By:	/s/ Matthew H. Jeffords
	Name:	Matthew H. Jeffords
	Title:	Assistant Vice President

First Amendment to Amended and Restated
Credit Agreement

The Huntington National Bank, as a Lender
By:	/s/ Amanda M. Sigg
	Name:	Amanda M. Sigg
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

PNC Bank, National Association, as a Lender
By:	/s/ Steven Shepard
	Name:	Steven Shepard
	Title:	Executive Vice President

First Amendment to Amended and Restated
Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ Shuji Yabe
	Name:	Shuji Yabe
	Title:	General Manager

First Amendment to Amended and Restated
Credit Agreement

DnB NOR Bank ASA, as a Lender
By:	/s/ Thomas Tangen
	Name:	Thomas Tangen
	Title:	Senior Vice President

By:	/s/ Kristie Li
	Name:	Kristie Li
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

ING BANK N.V., DUBLIN BRANCH, as a Lender

By:	/s/ Shaun Hawley
	Name:	Shaun Hawley
	Title:	Vice President

By:	/s/ Aidan Neill
	Name:	Aidan Neill
	Title:	Director

First Amendment to Amended and Restated
Credit Agreement

HSBC Bank USA, National Association, as a Lender
By:	/s/ Frank M. Eassa
	Name:	Frank M. Eassa
	Title:	Assistant Vice President

First Amendment to Amended and Restated
Credit Agreement

The Northern Trust Company, as a Lender
By:	/s/ Jeffrey P. Sullivan
	Name:	Jeffrey P. Sullivan
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

TD Bank, N.A., as a Lender
By:	/s/ Marla Willner
	Name:	Marla Willner
	Title:	Senior Vice President

First Amendment to Amended and Restated
Credit Agreement

Union Bank, N.A., as a Lender
By:	/s/ Michael Ball
	Name:	Michael Ball
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

Farm Credit Services of Mid-America, PCA, as a Lender
By:	/s/ Ralph M. Bowman
	Name:	Ralph M. Bowman
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

COOPERATIVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND: NEW YORK BRANCH, as a Lender
By:	/s/ James Purky
	Name:	James Purky
	Title:	Vice President

By:	/s/ Brett Delfino
	Name:	Brett Delfino
	Title:	Executive Director

First Amendment to Amended and Restated
Credit Agreement

Farm Credit Bank of Texas, as a Lender
By:	/s/ Alan Robinson
	Name:	Alan Robinson
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

American AgCredit, PCA., as a Lender
By:	/s/ Vern Zander
	Name:	Vern Zander
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

Comerica Bank, as a Lender
By:	/s/ Brandon Welling
	Name:	Brandon Welling
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

FIRSTMERIT BANK, N.A., as a Lender
By:	/s/ Robert G. Morlan
	Name:	Robert G. Morlan
	Title:	Senior Vice president

First Amendment to Amended and Restated
Credit Agreement

1st Farm Credit Services, PCA, as a Lender
By:	/s/ Corey J. Waldinger
	Name:	Corey J. Waldinger
	Title:	Vice President, Capital Markets

First Amendment to Amended and Restated
Credit Agreement

Branch Banking and Trust Company, as a Lender
By:	/s/ Roger E. Searls
	Name:	Roger E. Searls
	Title:	Vice President

First Amendment to Amended and Restated
Credit Agreement

Badgerland Financial, FLCA, as a Lender
By:	/s/ Kenneth H. Rue
Kenneth H. Rue
VP Loan Participations & Capital Markets

First Amendment to Amended and Restated
Credit Agreement

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA
By:	/s/ Alfred S. Compton, Jr.
	Name:	Alfred S. Compton, Jr.
	Title:	Senior Vice President/Managing Director

First Amendment to Amended and Restated
Credit Agreement

Farm Credit Services of the Mountain Plains, PCA, as a Lender
By:	/s/ Bradley K. Leafgren
	Name:	Bradley K. Leafgren
	Title:	Senior Vice President

First Amendment to Amended and Restated
Credit Agreement